Exhibit 99.1

Press Release

OSS Reports 2017 Results: Net Revenue up 46% to Record $27.5 Million, Provides Guidance for 2018

Escondido, CA – March 21, 2018 – OSS (NASDAQ: OSS), a leading provider of high performance computing systems, reported results for the year ended December 31, 2017 and provided guidance for 2018 revenue growth.

Financial Highlights

•	Net revenue increased 46% to a record $27.5 million.

•	Gross margin improved 230 basis points to 31.5%.

•	Net income totaled $96,620 or $0.01 per diluted share.

•	Adjusted EBITDA increased 134% to $979,138.

Operational Highlights

•	Launched the SkyScale cloud services business to provide multi-GPU high performance computing in the cloud.

•	Acquired Western Digital’s Ion flash storage software, including the rights to develop derivative products. OSS hired the Ion software development team members and established a new software design center. Western Digital also engaged OSS to service its existing Ion customers.

•	Appointed John Morrison as chief financial officer, who brings more than 30 years of experience in managing high-tech, high growth companies and was instrumental in the company’s IPO process.

•	In December, filed a registration statement with the SEC for the initial public offering (IPO) of common stock. On February 1, 2018, OSS stock commenced trading on The Nasdaq Capital Market, followed by the closing of the IPO and partial overallotment exercise for gross proceeds of $19.5 million.

Product Highlights

Introduced multiple state-of-the-art products, including the highest performance GPU acceleration system, a mil-spec hardened flash array, and multiple video display servers:

•	Announced a new GPU acceleration system containing eight NVIDIA® V100 SXM2 modules with NVLink GPU-to-GPU interconnects.

•	Completed design and mil-spec testing and began shipping production units for the company’s airborne military flash array program. Received Supplier Excellence Award from Raytheon for “outstanding innovation, technical achievement, and customer support.”

•	Released new OEM video display systems used in the production of live events, television broadcasts, theater effects, and special effects for concert tours. The OSS-designed systems can simultaneously drive up to 16 HD or 4K displays in a rugged, high-density format.

2017 Financial Summary

Revenue increased 46% to a record $27.5 million from $18.9 million in 2016. The increase was primarily driven by the organic growth in the company’s existing customer base of $5.9 million or 69% of the total increase. The addition of Magma for the full year contributed $2.1 million or 24% to the total, with the acquisition of the Ion business in July 2017 adding $567,000 or 6.6%. SkyScale, launched in April 2017, contributed less than 1% to the total.

Gross margin increased to $8.7 million or 31.5% of revenue, as compared to $5.5 million or 29.2% in 2016. The increase in gross margin was attributable to increased non-recurring engineering for new designs and shift in product mix to higher margin products.

Operating expenses increased to $9.1 million or 33.1% of revenue as compared to $5.7 million or 30.4% of revenue in 2016. The increase is mainly attributable to a full year of Magma employee costs in 2017 as compared to less than six months in 2016, as well as the addition of the Ion development team and facility in the last six months of 2017.

Net income increased to $96,620 or $0.01 per diluted share, as compared to a loss of $184,437 or $(0.04) per basic and diluted share in 2016.

Adjusted EBITDA increased to $979,138, up 134% from $418,972 in 2016 (see definition of adjusted EBITDA, a non-GAAP term, and its reconciliation to GAAP, below).

Upon completion of the company’s initial public offering, the company received net proceeds of $17.95 million. All outstanding notes payable and the balance due on the company’s bank line of credit were subsequently retired, resulting in the company operating debt-free. The company’s current cash position totals approximately $10 million.

Management Commentary

“We are extremely pleased with our 2017 results and IPO success,” said Steve Cooper, OSS president and CEO. “Given the continued growth from our OEM customers and recent design wins, complemented by our focus on future M&A activities, we are optimistic our rapid growth will continue in 2018.”

2018 Financial Outlook

Revenue, exclusive of any future M&A activity, is expected to range between $36 million and $38 million in 2018, representing an increase of 31% to 38% as compared to 2017.

Revenue growth is not expected to be linear in 2018 due to the timing of shipments related to the company’s military flash array program and other customer demand variances. The company anticipates 60% to 63% of its revenue in 2018 to be generated in the second half of the year. Quarterly revenue may fluctuate plus or minus 15% from the company’s plan in any given quarter due to variations in delivery.

Conference Call

OSS management will hold a conference call to discuss its 2017 results later today, followed by a question and answer period.

Date: Wednesday, March 21, 2018

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-394-8218

International dial-in number: 1-323-701-0226

Conference ID: 5829285

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern time the same day and through April 4, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 5829285

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com.

About the Use of Non-GAAP Financial Measures

OSS management believes the use of adjusted EBITDA can be helpful for an investor in assessing the performance of the company. OSS defines adjusted EBITDA as net income or loss attributable to company before depreciation and amortization, amortization of debt discount, interest expense or income, income tax provision or benefit, stock-based compensation and M&A (merger and acquisition) expense.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”). Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing a non-GAAP financial measure that excludes non-cash and certain other expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides management with an important tool for financial and operational decision making and for evaluating the company’s core business operating results over different periods of time.

The company’s use of adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. Management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

The table below provides a reconciliation of net income (loss) attributable to company to adjusted EBITDA for the years ended December 31, 2017 and 2016:

	December 31,
	2017	2016
Net income (loss) attributable to company	$96,620	$(184,437)
Depreciation and amortization	836,274	437,036
Amortization of debt discount	23,837	10,925
Stock-based compensation	160,062	77,647
Interest expense (income)	199,257	152,877
Income tax provision (benefit)	(402,717)	(182,937)
M&A expense (1)	65,805	107,681

Adjusted EBITDA	$979,138	$418,792

(1)	Expenses incurred in the acquisition of Ion software in 2017 and the merger with Magma in 2016.

Cautionary Note Regarding Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include those regarding the company’s 2018 financial outlook and expectations for 2018 revenue growth generated by new products, design wins or M&A activity. The inclusion of such forward-looking statements and others should not be regarded as a representation by OSS that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation, that the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, which would make our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance; our products are subject to competition, including competition from the customers to whom we sell, and competitive pressures from new and existing companies may harm our business, sales, growth rates, and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products that meet the needs of our customers; our products fulfill specialized needs and functions within the technology industry and such needs or functions may become unnecessary or the characteristics of such needs and functions may shift in such a way as to cause our products to no longer fulfill such needs or functions; new entrants into the our market may harm our competitive position; we rely on a limited number of suppliers to support our manufacturing and design process; if we cannot protect our proprietary design rights and intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; our international sales and operations subject us to additional risks that can adversely affect our operating results and financial condition; if we fail to remedy material weaknesses in our internal controls over financial reporting, we may not be able to accurately report our financial results; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to revise or update this information to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

ONE STOP SYSTEMS, INC. (OSS)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$185,717	$14,197
Accounts receivable, net	5,192,730	4,936,938
Inventories, net	3,696,330	3,220,968
Prepaid expenses and other current assets	978,428	133,964

Total current assets	10,053,205	8,306,067
Property and equipment, net	1,581,814	720,355
Deposits and other	31,215	27,739
Deferred tax assets, net	1,318,447	901,833
Goodwill	3,324,128	3,324,128
Intangible assets, net	608,405	1,004,049

	$16,917,214	$14,284,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,904,613	$2,626,559
Accrued expenses and other liabilities	1,933,977	1,525,118
Borrowings on bank line of credit	3,334,508	2,458,177
Current portion of related-party notes payable, net of debt discount of $13,905 and $13,905, respectively	136,303	120,724
Current portion of notes payable, net of debt discount of $9,932 and $9,932, respectively	640,079	608,462

Total current liabilities	9,949,480	7,339,040
Related-party notes payable, net of current portion and debt discount of $579 and $14,484, respectively	12,696	148,999
Notes payable, net of current portion and debt discount of $414 and $10,346, respectively	335,267	975,387

Total liabilities	10,297,443	8,463,426

Commitments and contingencies
Stockholders’ equity
Series C preferred stock, no par value, convertible; 2,000,000 shares authorized; 1,087,006 issued and outstanding; liquidation preference of $1,630,509	1,604,101	1,604,101
Series B preferred stock, no par value, convertible; 1,500,000 shares authorized; 1,450,000 issued and outstanding; liquidation preference of $725,000	697,996	697,996
Series A preferred stock, no par value, convertible; 500,000 shares authorized; 500,000 issued and outstanding; liquidation preference of $125,000	114,430	114,430
Common stock, $.0001 par value; 11,000,000 shares authorized; 5,514,917 and 5,374,697 shares issued and outstanding, respectively	551	537
Additional paid-in capital	3,484,428	3,218,878
Noncontrolling interest	436,842	—
Retained earnings	281,423	184,803

Total stockholders’ equity	6,619,771	5,820,745

	$16,917,214	$14,284,171

ONE STOP SYSTEMS, INC. (OSS)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For Years Ended December 31,
	2017	2016
Net revenue	$27,538,333	$18,879,321
Cost of revenue	18,873,797	13,365,615

Gross margin	8,664,536	5,513,706

Operating expenses:
General and administrative	3,502,998	2,146,624
Marketing and selling	2,924,727	1,987,358
Research and development	2,687,249	1,599,585

Total operating expenses	9,114,974	5,733,567

Loss from operations	(450,438)	(219,861)

Other income (expense):
Interest expense	(199,257)	(152,877)
Other, net	30,440	5,364

Total other expense, net	(168,817)	(147,513)

Loss before income tax benefit	(619,255)	(367,374)
Income tax provision (benefit)	(402,717)	(182,937)

Net loss	$(216,538)	$(184,437)

Net loss attributable to noncontrolling interest	$(313,158)	$—

Net income (loss) attributable to company	$96,620	$(184,437)

Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.04)

Diluted	$0.01	$(0.04)

Weighted average common shares outstanding:
Basic	5,449,413	4,782,547

Diluted	10,689,047	4,782,547

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

krivera@onestopsystems.com

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

OSS@cma.team